SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         CARDINAL FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                Virginia                                 54-1874630
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

      10555 Main Street, Suite 500
           Fairfax, Virginia                                22030
(Address of Principal Executive Offices)                 (Zip Code)

If   this   form   relates   to  the        If   this   form   relates   to  the
registration    of   a   class    of        registration    of   a   class    of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant   to  General   Instruction        pursuant   to  General   Instruction
A.(c),  please  check the  following        A.(d),  please  check the  following
box. [ ]                                    box. [ X ]


Securities Act registration statement file number to which this form relates:

                                                   333-38380     (If applicable)
                                                 ------------

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                        Name of Each Exchange on Which
       to be so Registered                        Each Class is to be Registered
       -------------------                        ------------------------------

               none                                            none


Securities to be registered pursuant to Section 12(g) of the Act:

            7.25% Cumulative Convertible Preferred Stock, Series A,
                           par value $1.00 per share
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered

         This registration statement on Form 8-A relates to the registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, of shares of the 7.25% Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), of Cardinal Financial Corporation, a Virginia corporation (the "Registrant"). The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption "Description of Cardinal Capital Stock" in the Joint Proxy Statement/Prospectus that is a part of Amendment No. 1 to the Registration Statement on Form S-4, Registration No. 333-38380, filed by the Registrant with the Securities and Exchange Commission on June 20, 2000, under the Securities Act of 1933, as amended. The Registration Statement on Form S-4 was declared effective by the Commission on June 22, 2000.


Item 2.      Exhibits


             4.1      Articles of Incorporation  of the Registrant,  included as
                      Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-52279, and incorporated herein by reference.

             4.2 Articles of Amendment to the Articles of Incorporation of the Registrant, which set forth the designation for the Series A Preferred Stock.

             4.3 Bylaws of the Registrant, included as Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-52279, and incorporated herein by reference.












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

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      CARDINAL FINANCIAL CORPORATION



Dated:  August 31, 2000               By: /s/ L. Burwell Gunn, Jr.
                                          --------------------------------------
                                          L. Burwell Gunn, Jr.
                                          President and Chief Executive Officer

                                INDEX TO EXHIBITS


Exhibit No.                        Description
-----------                        -----------

   4.1          Articles of Incorporation of the Registrant, included as Exhibit
                3.1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-52279, and incorporated herein by reference.

   4.2 Articles of Amendment to the Articles of Incorporation of the Registrant, which set forth the designation for the Series A Preferred Stock.

   4.3 Bylaws of the Registrant, included as Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-52279, and incorporated herein by reference.











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